Exhibit 1.1

American Depositary Shares, each representing 20 Ordinary Shares

Pre-Funded Warrants to Purchase American Depositary Shares

and

Warrants to Purchase American Depositary Shares

Cellect Biotechnology Ltd.

UNDERWRITING AGREEMENT

, 2019

A.G.P./Alliance Global Partners

As Representative of the several Underwriters named on Schedule I attached hereto
590 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

Cellect Biotechnology Ltd., an Israeli company (the “Company”), proposes to issue and sell, severally and not jointly, to A.G.P./Alliance Global Partners (the “Representative”) and the other underwriters named on Schedule I hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) (i) an aggregate of _____ American Depositary Shares of the Company (the “ADSs”), each representing twenty ordinary shares (the “Firm ADSs”), no par value per share, of the Company (the “Ordinary Shares”), and pre-funded warrants to purchase ______ ADSs at an exercise price of $0.01 per share (the “Pre-Funded Warrants”); and (ii) warrants to purchase an aggregate of ______ ADSs (the “Firm Warrants” and, collectively with the Firm ADSs and the Pre-Funded Warrants, the “Firm Securities”). The amount and form of the Firm Securities to be purchased by each Underwriter is set forth opposite its name on Schedule I hereto. The Company also proposes to sell to the several Underwriters, at the option of each Underwriter, up to _______ additional ADSs (the “Option ADSs”) and/or additional warrants to purchase up to _________ADSs (the “Option Warrants” and, together with the Option ADSs, the “Option Securities”). The Firm ADSs and the Option ADSs are collectively referred to herein as the “Offered ADSs”; the Firm Warrants and the Option Warrants are collectively referred to herein as the “Warrants”; the ADSs issuable upon exercise of the Warrants and the Pre-Funded Warrants are collectively referred to herein as the “Warrant ADSs”; the Ordinary Shares underlying the Offered ADSs and the Warrant ADSs are collectively referred to as the “Underlying Ordinary Shares”; and the Firm Securities, the Option Securities, the Warrant ADSs and the Underlying Ordinary Shares are collectively referred to herein as the “Securities.” The Firm ADSs and/or Pre-Funded Warrants and the Warrants shall be sold together as a fixed combination, each consisting of (i) one ADS or one Pre-Funded Warrant, and (ii) one Warrant to purchase ___ whole ADSs, with each combination consisting of one ADS and one Warrant to purchase ___ whole ADS being referred to herein as a “Unit” and each combination consisting of one Pre-Funded Warrant to purchase one ADS and one Warrant to purchase ____ whole ADS being referred to herein as a “Pre-Funded Unit.” The Firm ADSs and/or Pre-Funded Warrants and the Warrants in each of the Units or Pre-Funded Units, as applicable, shall be issued separately and shall be immediately transferable separately upon issuance. The Offered ADSs and the Warrant ADSs will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to the Deposit Agreement dated July 26, 2016 among the Company, the Bank of New York Mellon, as depositary (the “Depositary”), and each holder and beneficial owner of ADSs issued thereunder (the “Deposit Agreement”). The terms of the Warrants are set forth in the form of Warrant attached hereto as Exhibit A and the terms of the Pre-Funded Warrants are set forth in the form of Pre-Funded Warrant attached hereto as Exhibit B.

The Company confirms as follows its agreements with the Representative.

1. (a) The Company represents and warrants to the Underwriters that, as of the date hereof and as of the Closing Date (as defined herein) and each Option Closing Date (as defined herein), if any:

(i) A registration statement of the Company on Form F-1 (File No. 333-229083) in respect of the Securities and one or more pre-effective amendments thereto (collectively, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the Company and the Depositary have prepared and filed with the Commission a registration statement relating to ADSs on Form F-6 (No. 333-212678) and a related prospectus for registration under the Securities Act of ADSs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereinafter be required; the registration statement on Form F-6 for registration of ADSs, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended are hereinafter called the “ADS Registration Statement”; the Form F-6 was declared effective under the Securities Act on July 29, 2016; the various parts of the Initial Registration Statement, the Rule 462(b) Registration Statement, if any, and the ADS Registration Statement including (i) all documents incorporated by reference therein, (ii) all schedules and exhibits thereto and (iii) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”; any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Rule 462 Registration Statement, ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Initial Registration Statement, the Pricing Disclosure Package (as defined below) or the Prospectus shall be deemed to refer to and include any documents filed after the effective date of the Initial Registration Statement, the Registration Statement, ADS Registration Statement or the Rule 462 Registration Statement or the date of such Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, as the case may be under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein; all references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, as the case may be; all references in this Agreement to (i) the Registration Statement, ADS Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any Issuer Free Writing Prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Securities as contemplated by Section 5(o) of this Agreement.

(ii) At the respective times the Initial Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Securities are purchased, at each Option Closing Date), the Initial Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”).

(iii) (1) Neither the Registration Statement nor ADS Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the Pricing Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (3) as of the date of the Prospectus and any amendments or supplements thereto and at the Closing Date (and, if any Option Securities are purchased, at each Option Closing Date (as defined herein)), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1), (2) and (3) above shall not apply to statements in or omissions from the Registration Statement, ADS Registration Statement, Pricing Disclosure Package or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement, ADS Registration Statement Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information provided by the Underwriters is that described as such in Section 9(b) hereof. No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any free writing prospectus has been issued by the Commission;

As used herein, “Applicable Time” is [__:00 a.m./p.m.] (Eastern time) on ___________, 2019. As used herein, “Pricing Disclosure Package” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the Issuer Free Writing Prospectus, if any, identified on Schedule B hereto and the pricing information set forth on Schedule C hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

(iv) Each Preliminary Prospectus, Pricing Prospectus, and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus, Pricing Prospectus, and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, ADS Registration Statement, the Pricing Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act. There are no statutes, regulations, contracts or other documents required to be described in the Preliminary Prospectus, Pricing Prospectus, or the Prospectus or to be filed as an exhibit to the Registration Statement or ADS Registration Statement which have not been described or filed as required.

(v) Free Writing Prospectuses; Road Show. The Company is not, and at the time of filing the Initial Registration Statement, was not an “ineligible issuer,” as defined under Rule 405 under the Securities Act. Each Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the Issuer Free Writing Prospectus, if any, identified in Schedule B, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus as defined in Rule 405 under the Securities Act. Each Road Show, when considered together with the Pricing Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, and (ii) the completion of each Underwriter’s distribution, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(vii) Organization and Qualification. Each of the Company and its subsidiary (the “Subsidiary”) is an entity duly incorporated or otherwise organized, validly existing and in good standing (if applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor its Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiary, taken as a whole (a “Material Adverse Effect”); and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (each a “Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(viii) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Warrants and the Pre-Funded Warrants and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Warrants and the Pre-Funded Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith except the Required Approvals (as defined below). This Agreement, the Warrants and the Pre-Funded Warrants to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ix) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the Warrants and the Pre-Funded Warrants to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (collectively, “Liens”) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(x) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement, the Warrants and the Pre-Funded Warrants, other than: (i) the registration under the Securities Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities, Blue Sky laws or the rules and regulations of the Nasdaq Stock Market, LLC or the Financial Industry Regulatory Authority in connection with the purchase and distribution of the Securities by the Underwriters, (ii) such filings as are required to be made under the Israeli Companies Law, 5759-1999, as amended, and the regulations promulgated thereunder (the “Israeli Companies Law”) and the Israeli Securities Authority, and (iii) notice of this Transaction to the Israel Innovation Authority of the Ministry of Economy and Industry (“IIA”), should Israeli Company Counsel determine such notice is required (collectively, the “Required Approvals”).

(xi) Issuance of the Securities. The Ordinary Shares underlying the Offered ADSs which may be issued and sold by the Company to the several Underwriters hereunder have been duly authorized and, when issued, delivered and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued and fully paid and non-assessable and, the issuance of such Ordinary Shares is not subject to any preemptive or similar rights. The Ordinary Shares underlying the Warrant ADSs when issued, paid for and delivered upon due exercise of the Warrants or the Pre-Funded Warrants, as applicable, will be duly authorized and validly issued, fully paid and non-assessable, free and clear from any preemptive or similar rights, and will be issued in compliance with all applicable securities law. The Ordinary Shares underlying the Warrant ADSs have been reserved for issuance. The Deposit Agreement was duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon the deposit of Ordinary Shares in respect of the Offered ADSs and the Warrant ADSs in accordance with the provisions of the Deposit Agreement, the Offered ADSs and Warrant ADSs, when issued, will be validly issued and fully paid, and upon issuance by the Depositary of the ADSs and ADRs evidencing the ADSs, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement. The Securities, when issued, will conform in all material respects to the descriptions thereof set forth in the Registration Statement, in the Pricing Disclosure Package and in the Prospectus.

(xii) Capitalization. All of the outstanding share capital of the Company is duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, Preliminary Prospectus and the Prospectus as of the dates referred to therein (other than the grant of additional options under the Company’s existing option plans, or changes in the number of outstanding Ordinary Shares of the Company due to the issuance of Ordinary Shares upon the exercise or conversion of securities exercisable for, or convertible into, Ordinary Shares outstanding on the date hereof) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The description of the securities of the Company in the Registration Statement, the Pricing Disclosure Package and the Prospectus is complete and accurate in all material respects. Except as set forth in the Registration Statement, Preliminary Prospectus and the Prospectus, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Underwriting Agreement, Warrants and Pre-Funded Warrants. Except as disclosed in or contemplated by the Registration Statement, the Pricing Disclosure Package or the Prospectus, as of the date referred to therein, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any ADSs, Ordinary Shares or any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares or ADSs, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or ADSs (“Ordinary Share Equivalents”) or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional ADSs, Ordinary Shares or Ordinary Share Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue ADSs, Ordinary Shares or Ordinary Share Equivalents or other securities to any person or entity (other than as set forth in this Agreement) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom share” plans or any similar plan or agreement. Other than the Required Approvals, no further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(xiii) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required or permitted, including current reports on Form 6-K, to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Registration Statement, Pricing Disclosure Package and the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.  Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act., who have certified certain financial statements of the Company, are independent public accountants as required by the Securities Act and the Rules and Regulations. The financial statements, together with related schedules and notes, incorporated in the Registration Statement, Pricing Disclosure Package and Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply. Such financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xiv) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, except as specifically disclosed Registration Statement, Pricing Disclosure Package or Prospectus (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in the SEC Reports, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its share capital and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company share option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws.

(xv) Litigation. Except as set forth in the Registration Statement, Pricing Disclosure Package or Prospectus, there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement, the Warrants or the Pre-Funded Warrants or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal, state or foreign securities laws or a claim of breach of fiduciary duty which would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(xvi) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, other than by virtue of extension orders, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable and U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvii) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(xviii) Environmental Laws. The Company and its Subsidiaries (i) are in material compliance with all material federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws for their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(xix) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate material federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit.

(xx) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of Israeli, federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(xxi) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the Registration Statement, Pricing Disclosure Package and Prospectus as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the material Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe (and will not infringe) upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(xxii) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(xxiii) Transactions With Affiliates and Employees. Except as set forth in the Registration Statement, Pricing Disclosure Package and Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share option agreements under any share option plan of the Company.

(xxiv) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and as of the Closing Date and Option Closing Date and are applicable to the Company and the Subsidiaries, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date and Option Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed Annual Report on Form 20-F under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed Annual Report on Form 20-F under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(xxv) Certain Fees. Except with respect to the investors that are subject to a tail with H.C. Wainwright & Co. LLC (“HCW”) pursuant to the terms of an engagement agreement between the Company and HCW, no brokerage or finder’s fees or commissions are or will be payable by the Company or any of the Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker or bank in connection with the transactions herein contemplated, except as may otherwise exist with respect to or pursuant to this Agreement.

(xxvi) No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(xxvii) Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities by the Company as contemplated herein and the application of the net proceeds therefrom received by the Company, including the proceeds received upon the exercise of the Warrants and the Pre-Funded Warrants, as described in the Pricing Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxviii) Registration Rights. No person or entity has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(xxix) Listing and Maintenance Requirements. The ADSs are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs or the Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from the Nasdaq Capital Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange. The Company is, and, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The ADSs are currently eligible for electronic transfer through The Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to The Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(xxx) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of association (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Underwriters as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the Securities.

(xxxi) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date and Option Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). After giving effect to the receipt by the Company of the proceeds for the sale of the Securities, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date or Option Closing Date.

(xxxii) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all applicable United States federal, state and local income and all applicable foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(xxxiii) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or Sections 291 and 291A of the Israeli Penalty Law 5737-1977 (Bribery Transactions).

(xxxiv) Regulation M Compliance. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Company’s ADSs or of any other securities, including any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the ADSs, whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M or applicable foreign securities laws and rules.

(xxxv) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) or any non-U.S. counterpart that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Product”), such Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company or its Subsidiaries in compliance with all applicable Health Care Laws relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable Health Care Laws.  The Company has not been informed by the FDA or any non-U.S. counterpart that the FDA or any non-U.S. counterpart will prohibit the marketing, sale, license or use in the United States or in any other territory any product proposed to be developed, produced or marketed by the Company or any Subsidiary nor has the FDA or any non-U.S. counterpart expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company or any Subsidiary. To the Company’s  knowledge, there are no legal or governmental proceedings relating to any Health Care Law pending or threatened to which the Company is a party, nor is it aware of any material violations of such acts or regulations by the Company, which would have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes; (iii) the Standards for Privacy of Individually Identifiable Health Information (the “Privacy Rule”), the Security Standards, and the Standards for Electronic Transactions and Code Sets promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (iv) Medicare (Title XVIII of the Social Security Act); (v) Medicaid (Title XIX of the Social Security Act); and (vi) any and all other applicable health care laws and regulations.

(xxxvi) Research Studies and Trials. The research studies and trials conducted by or on behalf of, or sponsored by, the Company or its Subsidiaries, or in which the Company or its Subsidiaries has participated, that are described in the Registration Statement, Pricing Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, as applicable, were and, if still pending, are being, conducted in all material respects in accordance with applicable experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company or its Subsidiaries and all applicable statutes, rules and regulations of the FDA and other comparable drug and medical device regulatory agencies to which they are subject; the descriptions of the results of such studies and trials contained in the Registration Statement, Pricing Disclosure Package or the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; neither the Company nor any Subsidiary has knowledge of any research studies or trials not described in the Registration Statement, Pricing Disclosure Package or the Prospectus the results of which reasonably call into question in any material respect the results of the research studies and trials described in the Registration Statement, Pricing Disclosure Package or the Prospectus; and neither the Company nor any Subsidiary has received any written notices or correspondence from the FDA or any other foreign, state or local governmental body exercising comparable authority or any institutional review board or comparable authority requiring or threatening the premature termination, suspension, material modification or clinical hold of any research studies or trials conducted by or on behalf of, or sponsored by, the Company or any Subsidiary or in which the Company or any Subsidiary has participated that are described in the Registration Statement, Pricing Disclosure Package or the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same. There has not been any violation of applicable law or regulation by the Company in its product development efforts, submissions or reports to any regulatory authority that could reasonably be expected to require investigation, corrective action or enforcement action, except where such violation would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxvii) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(xxxviii) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(xxxix) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(xxxx) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Israeli Prohibition on Money Laundering Law, 2000, as amended and the applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(xxxxi) Share Option Plans. Each share option granted by the Company under the Company’s share option plans was granted (i) in accordance with the terms of the Company’s share option plans and (ii) with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such share option would be considered granted under IFRS and applicable law. No share option granted under the Company’s share option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(xxxxii) Statistical Information. The statistical and market and industry-related data included in the Registration Statement, Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(xxxxiii) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act, or as defined by any other applicable securities laws) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(xxxxiv) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xxxxv) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules is true, complete and correct. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any person or entity on behalf of the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. Except as described in the Registration Statement, the Pricing Disclosure Package, or the Prospectus or disclosed to the Representative, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the date of this Agreement, other than the payment to the Underwriters as provided in this Agreement. None of the net proceeds from the sale of the Securities will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no (i) officer or director of the Company, or, to the Company’s knowledge, (ii) beneficial owner of 5% or more of any class of the Company’s securities or (iii) beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

(xxxxvi) Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(xxxxvii) Emerging Growth Company Status. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(xxxxviii) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(xxxxvii) Israeli Law Matters.

(1) The Company has validly appointed Puglisi & Associates, 850 Library Avenue, Newark, Delaware 19711 as its authorized agent for service of process.

(2) No proceedings have been instituted in the State of Israel for the dissolution of the Company. The Company is not currently designated as a “breaching company” (within the meaning of the Israeli Companies Law) by the Registrar of Companies of the State of Israel, nor has a Proceeding been instituted by the Registrar of Companies in Israel for the dissolution of the Company or Subsidiaries.

(3) All grants and issuances of the Company's Ordinary Shares to its, or its Subsidiaries', employees were made pursuant to an employee benefit plan, qualified share option plan or other equity compensation plan as described in the Registration Statement, Pricing Disclosure Package and the Prospectus and in accordance with the Israeli Securities Law, 5728-1968, as amended, and the regulations promulgated thereunder (the “Israeli Securities Law”). With respect to any share options granted (the “Share Options”) (i) each Share Option purported to be issued under Section 102 of the Israel Tax Ordinance [New Version] 5721-1961 qualifies for treatment under that section and for treatment under the capital gains track, (ii) each Share Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies in all material respects, and (iii) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective by all necessary corporate action, in each case, in all material respects, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto.

(4) Except as set forth Registration Statement, Pricing Disclosure Package and the Prospectus, neither the Company nor any Subsidiary (i) has any outstanding obligations to IIA, nor (ii) is in material violation with respect to any instrument of approval granted to it by the IIA.

(5) Assuming each Underwriter has not offered the Securities or otherwise engaged in solicitation, advertising or any other action constituting an offer to the public under the Israeli Securities Law in Israel, the Company is not required to publish a prospectus or any other listing document or registration statement in the State of Israel under the laws of the State of Israel in connection with the offer and sale of the Securities. Aside from (i) investors who are specified in the first Addendum of the Israeli Securities Law, (ii) offers made to employees of the Company pursuant to Section 15D of the Israeli Securities Law and offers made pursuant to an applicable prospectus filed under Israeli Securities Law, there were no more than 35 offerees, in the aggregate, to whom the Company and any of its respective representatives (excluding the Underwriters) made an offering in Israel of any securities of the Company in any period of twelve months.

(6) Except as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, the Company is in compliance in all material respects with the applicable corporate governance requirements of the Israeli Companies Law and the Israeli Securities Law.

(7) Assuming that each Underwriter is not otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel, none of the issuance, delivery and sale of the Securities by the Company or the execution and delivery of this Agreement will be subject to any tax (including interest and penalties) imposed on the Underwriters by the State of Israel or any political subdivision thereof whether imposed directly or through withholding.

(8) Neither the Company, any of its Subsidiaries nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment to prior judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(9) No stamp duty or similar tax or duty is payable under applicable laws or regulations in connection with the creation, issuance or delivery of the Securities.

(10) Subject to the conditions and qualifications set forth in Registration Statement, Pricing Disclosure Package and the Prospectus, a final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States may be enforced by an Israeli court.

(11) The Company complies and will comply in all material respects with all applicable securities laws and other applicable laws, rules and regulations.

(b) Any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Representative shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to the several Underwriters, at a purchase price of $       per Unit, or 93% of the public offering price per Unit (the “Per Unit Purchase Price”), and of $        per Pre-Funded Unit, or 93% of the public offering price per Pre-Funded Unit (the “Per Pre-Funded Unit Purchase Price”), the Firm Securities, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option ADSs and/or Option Warrants as provided below, the Company agrees to sell to the several Underwriters the Option ADSs at a price per Option ADS equal to $       , or 93% of the difference of the public offering price per Unit less $0.01 (the “Option ADS Purchase Price”), and/or Option Warrants at a price per Option Warrant equal to $0.0093, or 93% of $0.01 (the “Option Warrant Purchase Price”), with the Company and Underwriters agreeing that (i) the Per Unit Purchase Price shall be $_____ per Unit, or 97% of the public offering price per Unit, for Units that will be delivered to any investor that participates in the Offering and has a pre-existing relationship with the Company or is introduced to the Company from a source other than the Underwriters (the “Company Investors”), (ii) the Per Pre-Funded Unit Purchase Price shall be $_____ per Pre-Funded Unit, or 97% of the public offering price per Pre-Funded Unit, for Pre-Funded Units that will be delivered to the Company Investors, (iii) the Option ADS Purchase Price shall be $_____ per Option ADS, or 97% of the difference of the public offering price per Unit less $0.01, for Option ADSs that will be delivered to the Company Investors, and (iv) the Option Warrant Purchase Price shall be $0.0097 per Option Warrant, or 97% of $0.01, for Option Warrants that will be delivered to the Company Investors.

The Company hereby grants to the Underwriters the right to purchase at its election up to         Option ADSs and/or up to             Option Warrants. The Underwriters may exercise its option to acquire Option ADSs and/or Option Warrants in whole or in part from time to time only by written notice from the Representative to the Company, given within a period of 45 calendar days after the date of this Agreement and setting forth the number of Option ADSs and/or Option Warrants to be purchased and the date on which such Option ADSs and/or Option Warrants are to be delivered, as determined by the Representative but in no event earlier than the Closing Date or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. (a) It is understood that the Underwriters propose to offer the Firm Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

(b) The Representative acknowledges, understands and agrees that the Securities may be offered and sold in Israel by the Underwriters only to investors listed in the First Addendum to the Israeli Securities Law (the “Addendum”) who submit written confirmation to the Representative and the Company that such investor (i) falls within the scope of the Addendum, is aware of the meaning of same and agrees to it, and (ii) is acquiring the Securities for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof in Israel other than in accordance with the Israeli Securities Law.

4. The Company will deliver the Firm ADSs, Pre-Funded Warrants and Firm Warrants to the Underwriters through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company, at the office of Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, 37th Floor, New York, New York 10036, at 10:00 A.M., New York time, on                  , 2019, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of the Securities. In the event that a purchaser delivers a Notice of Exercise (as defined in the Pre-Funded Warrants) to exercise any Pre-Funded Warrants on or prior to 12:00 P.M, New York time on the Trading Day (as defined in the Pre-Funded Warrants) immediately prior to the Closing Date, which may be delivered at any time after the time of execution of the Underwriting Agreement, the Company shall deliver Warrant ADSs with respect to such Pre-Funded Warrants to such purchaser subject to such notice(s) (New York time) on the Closing Date. The Firm ADSs and/or Pre-Funded Warrants and the Firm Warrants will be issued separately and may be transferred separately immediately upon issuance.

Each time for the delivery of and payment for the Option ADSs and Option Warrants, being herein referred to as an “Option Closing Date”, which may be the Closing Date, shall be determined by the Representative as provided above. The Company will deliver the Option Shares and/or the Option Warrants being purchased on each Option Closing Date to the Underwriters through the facilities of the DTC for the accounts of the several Underwriters, against payment of the respective purchase price therefor by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company, at the above office of Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, 37th Floor, New York, New York 10036, at 10:00 A.M., New York time on the applicable Option Closing Date. The Option ADSs and the Option Warrants, if any, will be issued separately and may be transferred separately immediately upon issuance.

5. The Company covenants and agrees with the Representative as follows:

(a) The Company, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Underwriters promptly (and in any event with 24 hours), and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Underwriters with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or, to the Company’s knowledge, the threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as promptly as possible.

(b) The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c) The Company will use its reasonable best efforts to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request and to comply with such laws in all material respects so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, to file a general consent to service of process in any jurisdiction, or subject itself to taxation in any jurisdiction if it is not otherwise so subject.

(d) Upon the Representative’s written request, the Company will deliver to the Representatives, without charge, a signed copy of the Initial Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and a signed copy of all consents and certificates of experts, and will also, upon the Representative’s written request, deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. New York time on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Securities under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when, in the reasonable opinion of counsel for the Representative, a prospectus is required to be delivered in connection with sales of the Securities under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Representative or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as each Underwriter may reasonably request. The Company will provide the Representative with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

(g) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (which need not be audited) (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(h) The Company will use the net proceeds received by it from the sale of the Securities substantially in the manner specified in the Pricing Disclosure Package under the heading “Use of Proceeds”.

(i) The Company will use its reasonable best efforts to maintain the listing or quotation of the ADSs (including the Offered ADSs and the Warrant ADSs) on the Nasdaq Capital Market.

(j) During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or announce the issuance or proposed issuance of, any ADSs or Ordinary Shares or Ordinary Share Equivalents or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise, other than (1) the Securities to be sold hereunder, (2) the issuance of any Warrant ADSs; (3) the issuance of any Ordinary Shares or ADSs pursuant to the terms of an option or warrant or the conversion of a convertible security outstanding on the date hereof, (4) the issuance of equity-based awards granted pursuant to the Company’s benefit and incentive plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended, (5) the issuance of shares of ADSs or Ordinary Shares upon the exercise of any such equity-based awards; (6) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person or entity (or to the equityholders of a person or entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; provided that the securities contemplated in clause (5) are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith for a period of ninety (90) days following the Closing Date, or (7) the issuance of ADSs or Ordinary Shares or options or warrants to purchase ADSs or Ordinary Shares pursuant to agreements that are in existence on the date hereof and the issuance of any ADSs or Ordinary Shares issuable pursuant to the terms of any such options or warrants.

(k) The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Securities under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(l) The Company will file with the Commission such information on Form 20-F, Form 6-K, Form 10-Q or Form 10-K, as may be required pursuant to Rule 463 under the Securities Act.

(m) During a period of two years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that the Company will be deemed to have furnished such reports and financial statements to the extent they are filed on EDGAR.

(n) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(o) If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Underwriters an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Securities. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, reasonably satisfactory to the Representative, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Securities, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, reasonably satisfactory to the Representative, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(p) The Company shall pay all Depositary fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a holder of the Warrants or Pre-Funded Warrants), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities under this Agreement or the Warrants or Pre-Funded Warrants and shall reimburse the Underwriters or any holder of the Warrants or Pre-Funded Warrants for any fees charged to such persons or entities by the Depositary in connection with the issuance or holding or sale of the Offered ADSs, Warrant ADSs and/or the Underlying Ordinary Shares.

6. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; the Representative represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or, when considered together with the information in the Pricing Prospectus and other Issuer Free Writing Prospectuses, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to the Representative an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

7. The Company covenants and agrees with the Representative that on the Closing Date the Company will pay or cause to be paid the out-of-pocket expenses incurred by the Representative including fees and expenses of legal counsel of $65,000, IPREO software related expenses, background check expenses, tombstones and marketing related expenses including roadshow expenses; provided, however, that such reimbursement amount shall not exceed $80,000 in the aggregate and shall in no way shall limit the indemnification and contribution provisions of this Agreement.

8. The obligations of the several Underwriters hereunder to purchase the Firm ADSs, Warrants and Pre-Funded Warrants on the Closing Date, and the Option ADSs and/or Warrants on each Option Closing Date, as the case may be, is subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the staff of the Commission.

(b) The representations and warranties of the Company contained herein and in the Pre-Funded Warrants and the Warrants, as applicable, are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and except as described in the Registration Statement and the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the share capital or long-term debt of the Company or any Subsidiary (other than the issuance of Ordinary Shares upon exercise of options described as outstanding in, and the grant of options and restricted share units under existing equity incentive plans described in, the most recent Preliminary Prospectus) or (2) there shall not have been any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.

(e) The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of an executive officer of the Company, reasonably satisfactory to the Representative, to the effect (1) set forth in Sections 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and 8(c), (2) that none of the situations set forth in clause (i) or (ii) of Section 8(d) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

(f) On the Closing Date or Option Closing Date, as the case may be, each of Doron Tikotzky Kantor Gutman & Amit Gross, Israeli counsel to the Company (“Israeli Company Counsel”), and McDermott Will & Emery LLP, U.S. securities counsel for the Company, shall have furnished to the Representative their respective written opinions, each dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Representative.

(g) On the Closing Date or Option Closing Date, as the case may be, Emmet, Marvin & Martin, LLP, counsel for the Depositary, shall have furnished to the Representative a written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Representative.

(h) On the effective date of the Registration Statement and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement, Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, shall have furnished to the Representative a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

(i) On the Closing Date or Option Closing Date, as the case may be, the Representative shall have received from Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 8(h), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(j) On the Closing Date or Option Closing Date, as the case may be, Sichenzia Ross Ference LLP, counsel for the Representative, shall have furnished to the Representative its opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the Securities to be sold by the Company pursuant to this Agreement, the Registration Statement and the Prospectus.

(k) Reserved.

(l) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(m) The Representative shall have received “lock-up” agreements, each substantially in the form of Exhibit C hereto, from each executive officer and director, and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(n) The Company shall have delivered to the Representative executed copies of the Pre-Funded Warrant Agent Agreement and Warrant Agent Agreement, substantially in the forms attached hereto as Exhibits D and E, respectively.

(o) On or prior to the Closing Date or Option Closing Date, as the case may be, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Representative shall reasonably request.

(p) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq Capital Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Capital Market; (iii) a general moratorium on commercial banking activities declared by any of Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the U.S.; (iv) the outbreak or escalation of hostilities involving the U.S. or the declaration by the U.S. of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the U.S. or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by the Representative by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 12.

9. Indemnification.

(a) Indemnification of the Underwriters.

(i) General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, affiliates, counsel, and agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all reasonable legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries (an “Underwriter Claim”), (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, ADS Registration Statement, the Pricing Disclosure Package, any Preliminary Prospectus, the Prospectus, or in any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (C) any application or other document or written communication (in this Section 9, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Nasdaq Capital Market or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information or (ii) otherwise arising in connection with or allegedly in connection with the offering and sale of the Offered ADS, Pre-Funded Warrants and Warrants (the “Offering”). The Company also agrees that it will reimburse each Underwriter Indemnified Party for all reasonable fees and expenses (including but not limited to any and all reasonable legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) (collectively, the “Underwriter Expenses”), and further agrees wherever and whenever possible to advance payment of Underwriter Expenses as they are incurred by an Underwriter Indemnified Party in investigating, preparing, pursuing or defending any Underwriter Claim.

(ii) Procedure. If any action is brought against an indemnified party in respect of which indemnity may be sought against an indemnifying party pursuant to Section 9(a)(i) or 9(b), such indemnified party shall promptly notify the indemnifying party in writing of the institution of such action and the indemnifying party shall assume the defense of such action, including the employment and fees of counsel (subject to the approval of such indemnified party) and payment of actual expenses. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (A) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (B) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (C) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (D) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. In addition, the indemnifying party shall not, without the prior written consent of the indemnified party, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder unless such settlement, compromise, consent or termination (i) includes an unconditional release of each indemnified party, acceptable to such indemnified party, from all liabilities, expenses and claims arising out of such action for which indemnification or contribution may be sought and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(b) Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its affiliates and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, affiliates, counsel, and agents and each person, if any, who control such persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties,” and each a “Company Indemnified Party”) against any and all loss, liability, claim, damage and expense whatosever (including but not limited to any and all reasonable legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, ADS Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 9(a)(ii). The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Offered ADSs, Pre-Funded Warrants and Warrants or in connection with the Registration Statement, the ADS Registration Statement, the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus.

(c) Contribution.

(i) Contribution Rights. If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters in connection with the Offering, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(c)(i) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(c)(i) shall be deemed to include, for purposes of this Section 9(c)(i), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(c)(i) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in connection with the Offering exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(ii) Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid 15 days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 9(c)(ii) are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. Each Underwriter’s obligations to contribute pursuant to this Section 9(c) are several and not joint.

10. Default by an Underwriter.

(a) Default Not Exceeding 10% of Firm Securities or Option Securities. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Securities or the Option Securities, if the Option is exercised hereunder, and if the number of the Firm Securities or Option Securities with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Securities or Option Securities that all Underwriters have agreed to purchase hereunder, then such Firm Securities or Option Securities to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

(b) Default Exceeding 10% of Firm Securities or Option Securities. In the event that the default addressed in Section 10(a) relates to more than 10% of the Firm Securities or Option Securities, the Representative may in its discretion arrange for itself or for another party or parties to purchase such Firm Securities or Option Securities to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Securities or Option Securities, the Representative does not arrange for the purchase of such Firm Securities or Option Securities, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Securities or Option Securities on such terms. In the event that neither the Representative nor the Company arranges for the purchase of the Firm Securities or Option Securities to which a default relates as provided in this Section 10, this Agreement will automatically be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 7 and 12 hereof) or the several Underwriters (except as provided in Section 9 hereof); provided, however, that if such default occurs with respect to the Option Securities, this Agreement will not terminate as to the Firm Securities; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

(c) Postponement of Closing Date. In the event that the Firm Securities or Option Securities to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

11. Notwithstanding anything herein contained, this Agreement (or the obligations of the Underwriters with respect to any Option ADSs and Option Warrants which have yet to be purchased) may be terminated, subject to the provisions of Section 12, in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the NYSE American or the New York Stock Exchange or on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York State authorities or a new restriction materially adversely affecting the distribution of the Firm Securities or the Option Securities, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the U.S. or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Securities.

If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 12 hereof.

12. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 9 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Offered ADSs, Warrants and Pre-Funded Warrants. Notwithstanding anything to the contrary herein, in the event that an offering pursuant to this Agreement shall not be carried out for any reason whatsoever, the Company shall be obligated to pay to the Representative its actual and accountable out-of-pocket expenses related to the offering pursuant to this Agreement (including the fees and disbursements of Representative’s legal counsel), provided such expenses shall not exceed $40,000.

13. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

14. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, NY 10022

Attn: Mr. David Bocchi, Head of Investment Banking

with a copy (which shall not constitute notice) to:

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

37th Floor

New York, NY 10036

Attention: Gregory Sichenzia, Esq.

If to the Company:

Cellect Biotechnology Ltd.

23 Hata’as Street

Kfar Saba, Israel 44425

(+972) (9) 974-1444

Attention:

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173

Tel: (212) 547-5400

Attention: Gary Emmanuel, Esq.

Doron Tikotzky Kantor Gutman & Amit Gross

B.S.R. 4 Tower, 33 Floor

7 Metsada Street,

Bnei Brak 5126112 Israel

Attention: Ronen Kantor, Esq.

15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

16. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it or, to the extent permitted by applicable law, its affiliates, directors, officers, shareholders, partners, members, employees or agents arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 14 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and any of the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. The Company acknowledges that each Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment banking division. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 18 shall relieve the Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

19. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.  Except as otherwise contemplated herein, it is understood and agreed by the parties hereto that all other binding terms and conditions of that certain engagement letter between the Company and A.G.P./Alliance Global Partners, dated December 24, 2018 (the “Engagement Letter”), shall remain valid and binding on, and enforceable against, the Company and in accordance with the terms thereof. In the event of any conflict between the terms of the Engagement Letter and the Agreement, the terms of the Agreement shall prevail.

[INTENTIONALLY BLANK]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

CELLECT BIOTECHNOLOGY LTD.

By:
Name:
Title:

Confirmed as of the date first written above mentioned, on behalf of itself and as Representative of the several Underwriters named on Schedule 1 hereto:
A.G.P./ALLIANCE GLOBAL PARTNERS

By:
Name:
Title:

SCHEDULE I

	Number of Firm ADSs to be Purchased from the Company	Number of Pre-Funded Warrants to be Purchased from the Company	Number of Firm Warrants to be Purchased from the Company	Number of Option ADSs to be Purchased if the Option to Purchase additional ADSs and Warrants is Fully Exercised	Number of Option Warrants to be Purchased if the Option to Purchase additional ADSs and Warrants is Fully Exercised
A.G.P./Alliance Global Partners
Dawson James Securities, Inc.
National Securities Corporation
Total

Public Offering Price per Unit: $

Public Offering Price per Pre-Funded Unit: $

Public Offering Price per Option ADS: $

Public Offering Price per Option Warrant: $0.01

Pre-Funded Warrant Exercise Price: $0.01

Warrant Exercise Price: $

Underwriting Discount per Unit: $

Underwriting Discount per Pre-Funded Unit: $

Underwriting Discount per Option ADS: $

Underwriting Discount per Option Warrant: $0.0007

Underwriting Discount per Unit delivered to Company Investors: $

Underwriting Discount per Pre-Funded Unit delivered to Company Investors: $

Underwriting Discount per Option ADS delivered to Company Investors: $

Underwriting Discount per Option Warrant delivered to Company Investors: $0.0003

Proceeds to Company per Unit (before expenses): $

Proceeds to Company per Pre-Funded Unit: $

Proceeds to Company per Option ADS: $

Proceeds to Company per Option Warrant: $0.0093

Proceeds to Company per Unit delivered to Company Investors (before expenses): $

Proceeds to Company per Pre-Funded Unit delivered to Company Investors: $

Proceeds to Company per Option ADS delivered to Company Investors: $

Proceeds to Company per Option Warrant delivered to Company Investors: $0.0097

The terms of the Warrants set forth on Exhibit A and the Pre-Funded Warrants set forth on Exhibit B are incorporated by reference herein.

SCHEDULE II

Free Writing Prospectuses

Exhibit A – Form of Warrant

Exhibit B – Form of Pre-Funded Warrant

Exhibit C – Form of Lock-up Agreement

Exhibit D – Form of Pre-Funded Warrant Agent Agreement

Exhibit E – Form of Warrant Agent Agreement